     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2001

                                                       REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                                ADMINISTAFF, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           76-0479645
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802
              (Address of principal executive offices and zip code)

                                -----------------

                ADMINISTAFF, INC. NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------


                               JOHN H. SPURGIN, II
             VICE PRESIDENT OF LEGAL, GENERAL COUNSEL AND SECRETARY
                                ADMINISTAFF, INC.
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802
                                 (281) 358-8986
 (Name, address and telephone number, including area code, of agent for service)

                                    copy to:

                                  KELLY B. ROSE
                               BAKER BOTTS L.L.P.
                                  910 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 229-1768

                                -----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                      PROPOSED
                                                              AMOUNT         PROPOSED MAXIMUM          MAXIMUM          AMOUNT OF
                                                              TO BE         OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
         TITLE OF SECURITIES TO BE REGISTERED              REGISTERED (2)        SHARE (1)            PRICE (1)          FEE (3)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share (2)(3) .....      2,400,000 shares         $22.645           $54,348,000        $13,587.00
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to 457(h), based on the average of the high and low prices of the common stock of Administaff, Inc. reported on the New York Stock Exchange Composite Tape on July 30, 2001.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also include such additional indeterminant number of shares of common stock as may become issuable under the Administaff, Inc. Nonqualified Stock Option Plan as a result of stock splits, stock dividends or similar transactions.

(3) Includes associated preferred stock purchase rights. No separate consideration is payable for the preferred stock purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the common stock.

================================================================================

                             INTRODUCTORY STATEMENT

         Administaff, Inc. (the "Registrant" or the "Company"; SEC File No. 1-13998) is filing this Registration Statement on Form S-8 relating to its common stock, par value $.01 per share, and associated rights to purchase its Series A Junior Participating Preferred Stock, par value $0.01 per share (such common stock and associated rights, collectively, the "Common Stock"), issuable pursuant to the terms of the Administaff, Inc. Nonqualified Stock Option Plan (the "Plan"). This Registration Statement is being filed to register additional securities under the Plan. On August 13, 1999, the Company filed a Registration Statement on Form S-8 with respect to the issuance of shares of common stock, par value $0.01 per share, of the Company pursuant to the terms of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of Registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

         There are also registered hereunder such additional indeterminate shares of the Registrant's common stock as may be required as a result of stock splits, stock dividends or similar transactions.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This registration statement incorporates herein by reference the following documents which have been filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         3. The summary of the rights to purchase preferred stock and the description of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 5, 1998 and as subsequently amended on May 19, 1999 and August 9, 1999.

         4. The description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 6, 1995.

         Each document filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE CODE

         The Company is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

         The above discussion of Section 145 is not intended to be exhaustive and is qualified in its entirety by such statute.

AMENDED BYLAWS

         The Company's Amended Bylaws (the "Bylaws") provide for the indemnification of its officers, directors, employees and agents and the advancement to them of expenses in connection with actions, suits or proceedings, to the fullest extent permitted by law. The indemnification and advancement of expenses provided by the Company's Bylaws is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Company's Certificate of Incorporation, the Company's Bylaws, agreement, the vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office.

         The indemnification provided by the Company's Bylaws is subject to all valid and applicable laws, and, in the event the Company's Bylaws or any of the provisions thereof or the indemnification contemplated thereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and the Company's Bylaws shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect. The indemnification and advancement of expenses provided by the Company's Bylaws continues as to any person who has ceased to be a director, officer, employee or agent of the Company and will inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under the Company's Bylaws.

         The above discussion of the Company's Bylaws is not intended to be exhaustive and is qualified in its entirety by the Bylaws.

INSURANCE

         All of the Company's directors and officers will be covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

  Exhibit
    No.                                 Description
  -------                               -----------
    4.1   --    Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-96952)).

    4.2   --    Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

    4.3   --    Certificate of Designations of Series A Junior Participating
                Preferred Stock of the Company dated February 4, 1998
                (incorporated by reference to Exhibit 2 to the Company's Form
                8-A filed on February 4, 1998).

    4.4   --    Specimen Common Stock Certificate (incorporated by reference to
                Exhibit 4.1 to the Company's Registration Statement on Form S-1
                (No. 33-96952)).

    4.5   --    Rights Agreement dated as of February 4, 1998, between the
                Company and Harris Trust and Savings Bank, as Rights Agent
                (incorporated by reference to Exhibit 1 to the Company's Form
                8-A filed on February 4, 1998).

    4.6   --    Amendment No. 1 to Rights Agreement dated as of March 9, 1998 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 4.3 to the Company's
                Form 10-K for the year ended December 31, 1999).

    4.7   --    Amendment No. 2 to Rights Agreement dated as of May 14, 1999 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 2 to the Company's
                Form 8-A/A filed on May 19, 1999).

    4.8   --    Amendment No. 3 to Rights Agreement dated as of July 22, 1999 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 1 to the Company's
                Form 8-A/A filed on August 9, 1999).

    4.9   --    Amendment No. 4 to Rights Agreement dated as of August 2, 1999 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 2 to the Company's form 8-A/A filed on August 9, 1999).

   4.10   --    Form of Rights Certificate (incorporated by reference to Exhibit
                3 to the Company's Form 8-A filed on February 4, 1998).

   4.11   --    Administaff, Inc. Nonqualified Stock Option Plan (incorporated by reference to Exhibit 99.6 of the Company's Registration
                Statement on Form S-8 (No. 333-85151)).

    5.1   --    Opinion of Baker Botts L.L.P.

   23.1   --    Consent of Ernst & Young LLP.

   23.2   --    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

   24.1   --    Powers of Attorney (included on signature page to this
                registration statement).

ITEM 9.  UNDERTAKINGS.

         (a)    The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)   To include any prospectus required by Section 10
                (a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
                the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 31, 2001.

                                        ADMINISTAFF, INC.

                                       By:    /s/  Richard G. Rawson
                                         ---------------------------------------
                                       Richard G. Rawson
                                       Executive Vice President, Administration,
                                       Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Sarvadi and Richard G. Rawson, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on July 31, 2001.


      /s/ Paul J. Sarvadi
----------------------------------    President, Chief Executive Officer and
      Paul J. Sarvadi                 Director (Principal Executive Officer)

      /s/ Richard G. Rawson
-----------------------------------   Executive Vice President, Administration,
      Richard G. Rawson               Chief Financial Officer, Treasurer and
                                      Director (Principal Financial Officer)
    /s/ Douglas S. Sharp
-----------------------------------   Vice President, Finance and Controller
      Douglas S. Sharp                (Principal Accounting Officer)

    /s/ Jack M. Fields, Jr.
-----------------------------------    Director
      Jack M. Fields, Jr.

      /s/ Paul S. Lattanzio
-----------------------------------    Director
      Paul S. Lattanzio

-----------------------------------    Director
      Linda Fayne Levinson

       /s/ Steven Alesio
-----------------------------------    Director
       Steven Alesio

-----------------------------------    Director
       Michael W. Brown

                                  EXHIBIT INDEX

  Exhibit
    No.                              Description
  -------                            -----------
    4.1   --    Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-96952)).

    4.2   --    Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

    4.3   --    Certificate of Designations of Series A Junior Participating
                Preferred Stock of the Company dated February 4, 1998
                (incorporated by reference to Exhibit 2 to the Company's Form
                8-A filed on February 4, 1998).

    4.4   --    Specimen Common Stock Certificate (incorporated by reference to
                Exhibit 4.1 to the Company's Registration Statement on Form S-1
                (No. 33-96952)).

    4.5   --    Rights Agreement dated as of February 4, 1998, between the
                Company and Harris Trust and Savings Bank, as Rights Agent
                (incorporated by reference to Exhibit 1 to the Company's Form
                8-A filed on February 4, 1998).

    4.6   --    Amendment No. 1 to Rights Agreement dated as of March 9, 1998 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 4.3 to the Company's
                Form 10-K for the year ended December 31, 1999).

    4.7   --    Amendment No. 2 to Rights Agreement dated as of May 14, 1999 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 2 to the Company's
                Form 8-A/A filed on May 19, 1999).

    4.8   --    Amendment No. 3 to Rights Agreement dated as of July 22, 1999 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 1 to the Company's
                Form 8-A/A filed on August 9, 1999).

    4.9   --    Amendment No. 4 to Rights Agreement dated as of August 2, 1999 between the Company and Harris Trust and Savings Bank, as Rights
                Agent (incorporated by reference to Exhibit 2 to the Company's form 8-A/A filed on August 9, 1999).

   4.10   --    Form of Rights Certificate (incorporated by reference to Exhibit
                3 to the Company's Form 8-A filed on February 4, 1998).

   4.11   --    Administaff, Inc. Nonqualified Stock Option Plan (incorporated by reference to Exhibit 99.6 of the Company's Registration
                Statement on Form S-8 (No. 333-85151)).

    5.1   --    Opinion of Baker Botts L.L.P.

   23.1   --    Consent of Ernst & Young LLP.

   23.2   --    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

   24.1   --    Powers of Attorney (included on signature page to this
                registration statement).